SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: December 22, 2004

FRANCHISE CAPITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26887	98-035403
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Idenfication No.)

5080 N. 40th Street, Suite 103, Phoenix, AZ 85018
(Address of principal executive offices)

Registrant's telephone number, including area code: (602) 443-2308

BGR Corporation
(Former name or former address, if changed since last report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

On December 22, 2004, the Company accepted the resignation of Jerry Brown from the Board of Directors. Prior to the resignation herein described, the Board of Directors appointed Mr. Robert Madia to the Board of Directors. The Board of Directors now consists of Robert Madia, James Medeiros, Bradford Miller, Gordon Sales and Alan Smith.

Robert Madia, Director - Mr. Madia has owned and operated an insurance agency in the Pittsburgh area since 1957. The agency handles all types of insurance for individuals and businesses. Along with a couple of non-profit organizations, he is also on the board of directors of a large, regional, bottled water company in Virginia and North Carolina, Diamond Springs Water Company.

ITEM 9.01 Financial Statements and Exhibits

A) Financial Statements: N/A

B) Exhibits:

Exhibit No.	Document	Location
3.1	Articles of Incorporation	Previously filed
3.2	Bylaws	Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCHISE CAPITAL CORPORATION

Date: December 27, 2004	By: /s/ Bradford Miller
Bradford Miller, Chief Executive Officer